UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	56-2466617
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7.125% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-206871

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are the 7.125% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Chambers Preferred Shares”), of Chambers Street Properties, a Maryland real estate investment trust (“Chambers”). The description of the general terms and provisions of the Chambers Preferred Shares in response to Item 202 of Regulation S-K is incorporated herein by reference to the description included under the caption “Description of Shares—Chambers Preferred Shares” of the joint proxy statement/prospectus included in the registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-4 (File No. 333-206871) filed by Chambers with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2015, as amended on October 23, 2015 (the “Form S-4”). In addition, any description of the Chambers Preferred Shares contained in a form of joint proxy statement/prospectus, prospectus, prospectus supplement or similar offering document relating to such Securities Act registration statement subsequently filed by Chambers pursuant to Rule 424(b) under the Securities Act or similar successor provision, shall be deemed to be incorporated by reference herein.  Upon the effectiveness of the articles of merger relating to the merger of Gramercy Property Trust Inc., a Maryland corporation, with and into Columbus Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of Chambers, as described in the Form S-4 and the joint proxy statement/prospectus, the name of Chambers will change to “Gramercy Property Trust.”

Item 2.     Exhibits.

The following exhibits have been filed with or incorporated by reference into this registration statement:

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 1, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC. (Previously filed as Annex A to the joint proxy statement/prospectus included in Chambers Street Properties’ Registration Statement on Form S-4 (File No. 333-206871) filed September 11, 2015 and incorporated herein by reference.)

2.2

Amendment No. 1, dated as of November 23, 2015 to the Agreement and Plan of Merger, dated as of July 1, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.2 to the Current Report on Form 8-K (File No. 001-35933) filed November 23, 2015 and incorporated herein by reference).

2.3

Amendment No. 2, dated as of December 7, 2015 to the Agreement and Plan of Merger, dated as of July 1, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.3 to the Current Report on Form 8-K (File No. 001-35933) filed December 7, 2015 and incorporated herein by reference).

3.1

Articles of Amendment and Restatement to the Declaration of Trust of Chambers Street Properties. (Previously filed as Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35933) filed June 26, 2013 and incorporated herein by reference.)

3.2

Form of Articles Supplementary establishing and fixing the rights and preferences of the 7.125% Series A Cumulative Redeemable Preferred Shares. (Included as Exhibit C to the Agreement and Plan of Merger included as Annex A to the joint proxy statement/prospectus included in Chambers Street Properties’ Registration Statement on Form S-4 (File No. 333-206871) filed September 11, 2015 and incorporated herein by reference.)

3.3

Fourth Amended and Restated Bylaws of Chambers Street Properties. (Previously filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35933) filed June 26, 2013 and incorporated herein by reference.)

3.4

Amendment No. 1 to Fourth Amended and Restated Bylaws of Chambers Street Properties. (Previously filed as Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35933) filed July 1, 2015 and incorporated herein by reference.)

3.5

Form of Fifth Amended and Restated Bylaws of Gramercy Property Trust. (Previously filed as Exhibit 3.5 to Amendment No. 1 to Chambers Street Properties’ Registration Statement on Form S-4/A (File No. 333-206871) filed October 23, 2015 and incorporated herein by reference.)

4.1

Form of Certificate for Common Shares. (Previously filed as Exhibit 4.1 to Chambers Street Properties’ Registration Statement on Form S-3 ASR (File No. 333-192137) automatically effective upon filing on November 6, 2013 and incorporated herein by reference.)

4.2

Form of Certificate for Series A Cumulative Redeemable Preferred Shares. (Previously filed as Exhibit 4.2 to Amendment No. 1 to Chamber Street Properties’ Registration Statement on Form S-4/A (File No. 333-206871) filed October 23, 2015 and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHAMBERS STREET PROPERTIES

Date:

December 15, 2015	By:	/s/ MARTIN A. REID
		Name:	Martin A. Reid
		Title:	Interim President and Chief Executive Officer, and Chief Financial Officer